Exhibit 23.3



                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Children's Broadcasting Corporation for the registration of 1,614,802 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements of Children's Broadcasting Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                             ERNST & YOUNG LLP


Minneapolis, Minnesota
June 20, 1996